Exhibit 10.15

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

                     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of September 30, 1998, by and between PARADISE VALLEY COMMUNITIES NO. 1, a California general partnership ("Seller"), and RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation ("Buyer"). Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                R E C I T A L S:
                                ----------------

                     A. Seller owns certain real property in the City of Fairfield (the "City"), County of Solano ("County"), State of California ("State"), together with all appurtenant improvements, rights, interests, easements, tenements and estates, more fully described on Exhibit A (the "Real Property"). The Real Property is comprised of 75, approximately 6,000 square foot, single family residential lots (each a "Lot" and collectively, "Lots").

                     B. The Real Property and any personal property thereon or therein are referred to collectively in this Agreement as the "Property."

                     C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property, on the terms and conditions contained in this Agreement.

                     NOW, THEREFORE, in consideration of the foregoing recitals, the promises and covenants of the Parties in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

           1. Definitions. Certain capitalized terms used in this Agreement have the meanings defined below:

                     Approved or Approval means that with respect to any item or matter for which approval by any Authorities is required, the Authorities have voted to approve such item or matter and all applicable appeal periods for such approval have expired without the filing of an appeal, or if an appeal has been filed, that the appeal has been resolved on terms satisfactory to Buyer in its sole and absolute discretion.

                     Assignment of Declarant's Rights means an assignment to Buyer of all of Seller's rights as the "Declarant" under any declaration(s) of covenants, conditions and restrictions described in the Preliminary Report in a form satisfactory to Buyer, duly executed by Seller, acknowledged and in recordable form.

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                     Authorities means governmental or quasi-governmental
agencies or authorities having any jurisdiction over the Property.

                     Buyer is defined in the first paragraph of this Agreement.

                     Closing means the date upon which the Grant Deed is recorded in the Official Records of the County, title to the Property is conveyed to Buyer, and possession of the Property is delivered to Buyer, in accordance with the terms of this Agreement.

                     Closing Date means that date 15 days after the date Buyer delivers to Seller and Escrow Holder the Approval Notice pursuant to Section 4.2.

                     Deposit means the sum of $100,000 delivered to Escrow Holder pursuant to Section 3.2, and any interest earned thereon.

                     Escrow means the escrow established pursuant to this Agreement through which the purchase and sale of the Property shall be consummated.

                     Escrow Holder means Chicago Title Company, located at 604 Empire Street, Fairfield, California 94533.

                     Feasibility Date means the date which is forty five (45) days from the Opening of Escrow.

                     Grant Deed means a grant deed to the Property in the form of Exhibit B.

                     Hazardous Substance is defined on Exhibit C.

                     Opening of Escrow is the date on which Escrow is opened under Section 3.1.

                     Parties and Party are defined in the first paragraph of this Agreement.

                     Permitted Exceptions means general and special real property taxes and assessments a lien not yet due and payable; and any other liens, easements, encumbrances, covenants, conditions and restrictions of record approved, or waived if a Disapproved Exception, by Buyer pursuant to Section 4.1, or created under the signature of Buyer.

                     Property is defined in the Recitals to this Agreement.

                     Purchase Price means the sum of $2,250,000.

                     Title Company means Chicago Title Company, located at 604 Empire Street, Fairfield, California 94533.


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                     Title Policy means a current ALTA Form B-1970 owner's title insurance policy, with such other endorsements as Buyer may reasonably request, in amount equal to the Purchase Price, insuring fee title to the Property vested in Buyer, subject only to the Permitted Exceptions.

           2. Purchase and Sale. On the Closing Date and subject to the terms and conditions set forth herein, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to acquire and purchase from Seller, the Property.

           3. Escrow and Deposit.

                     3.1 Opening of Escrow. Within three (3) business days following mutual execution of this Agreement by the Parties, the Parties shall open an Escrow at the office of Escrow Holder by delivering an executed copy of this Agreement to Escrow Holder. This Agreement shall constitute joint escrow instructions to Escrow Holder. The Parties shall execute such additional instructions not inconsistent with the provisions of this Agreement which may be reasonably required by Escrow Holder and shall be bound by Escrow Holder's general instructions; provided, however, that as between the Parties, if any conflict between the provisions of this Agreement and the provisions of Escrow Holder's general instructions exists or arises, then the provisions of this Agreement shall control. Escrow Holder shall promptly notify Buyer and Seller in writing of the date of the Opening of Escrow. Escrow Holder is designated the "real estate reporting person" for purposes of Section 6045 of the Internal Revenue Code of 1986, as amended and Treasury Regulation 1.6045-4, and any instructions or settlement statement prepared by Escrow Holder shall so provide. Escrow Holder shall be responsible for filing Form 1099-S with the Internal Revenue Service.

                     3.2 Deposit.

                         (a) Upon the Opening of Escrow, Buyer shall deliver the
Deposit to Escrow Holder. Escrow Holder shall invest the Deposit as directed by Buyer in writing; provided, however, that all monies invested shall be available for withdrawal without penalty within one (1) business day. All interest earned on the Deposit shall accrue for the benefit of Buyer and shall be added to and comprise part of the Deposit.

                         (b) If by 5:00 p.m. Pacific Time on the Feasibility
Date, Buyer does not give Seller and Escrow Holder written notice of Buyer's election to proceed with this Agreement ("Buyer's Approval Notice"), then Escrow Holder shall immediately return the Deposit to Buyer, this Agreement and the Escrow shall be terminated and neither party shall have any further obligation to the other hereunder.

                         (c) If Buyer delivers Buyer's Approval Notice to Seller
and Escrow Holder, then the Deposit shall be (i) released to Seller by Escrow Holder and thereafter shall be non-refundable to Buyer, except in the event of a breach or default hereunder by Seller or the failure of any of the closing conditions set forth in Section 9

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for any reason other than Buyer's failure to perform, and (ii) applied to the
Purchase Price at Closing.

                         (d) If the Closing fails to occur because of a breach
or default hereunder by Seller, then Seller shall return the Deposit to Buyer immediately upon Buyer's demand, and Buyer shall be entitled to pursue all remedies available to Buyer as set forth in Section 16.1 hereof.

           4. Buyer's Inspections and Feasibility Investigations.

                     4.1 Title.

                         (a) Seller, at its sole cost and expense, shall deliver
to Buyer within three (3) days after the Opening of Escrow a Preliminary Report of title to the Property, issued by the Title Company, together with legible copies of all documents referenced therein as exceptions to title and a plot plan for the Property showing all the locations of all recorded easements ("Preliminary Report"). Within twenty (20) days after Buyer's receipt of the Preliminary Report, Buyer shall notify Seller in writing of Buyer's objections to title, if any ("Disapproved Exceptions"). All monetary liens or encumbrances (except for real property taxes not due) shall be deemed Disapproved Exceptions and Seller shall be obligated to eliminate same on or prior to the Closing. Seller shall use its good faith diligent efforts to cause the Title Company to eliminate all other Disapproved Exceptions within ten (10) days after Seller receives notice of the Disapproved Exceptions. If despite such efforts, Seller is unable to eliminate such Disapproved Exceptions, Seller shall notify Buyer in writing of same within ten (10) days after Seller receives notice of the Disapproved Exceptions. If Seller is unable to expend further efforts and otherwise eliminate such Disapproved Exceptions, then unless Buyer shall notify Seller in writing on or before 5:00 p.m. Pacific Time on the Feasibility Date that Buyer elects to waive its disapproval, Buyer shall be deemed to have disapproved title, Escrow and this Agreement shall terminate, Escrow Holder shall immediately return the Deposit to Buyer without any additional instructions from Seller and Escrow Holder shall immediately return all other documents, instruments and monies to the Party which deposited same, and the Parties will have no further obligation to one another.

                         (b) Seller shall deliver title to the Property at
Closing subject only to the Permitted Exceptions. Any exceptions to title shown on any supplement to the Preliminary Report that may be issued from time to time by the Title Company shall be removed by Seller at or prior to Closing. Alternatively, Seller shall cause the Title Company to endorse over such exceptions at Closing pursuant to title endorsements satisfactory to Buyer, unless such exceptions are expressly approved by Buyer in writing, or unless such exceptions constitute Permitted Exceptions.

                     4.2 Feasibility Study. Upon execution of this Agreement by the Parties, Seller shall promptly provide Buyer with complete copies of all studies, reports, agreements, documents, surveys, plans, maps, permits and entitlements in Seller's possession or control concerning the Property and its improvement and development, and


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Seller shall instruct its engineers, architects, surveyors, marketing consultants and other advisors and consultants, if any, to share any information or knowledge they have concerning the Property with Buyer. Buyer shall have until 5:00 p.m. Pacific Time on the Feasibility Date (the "Feasibility Period") to review, in Buyer's sole and absolute discretion, the suitability of the Property for Buyer's use and development and to obtain approval of this Agreement from the Asset Management Committee of M.D.C. Holdings, Inc. (the "Asset Management Committee"), and to deliver to Seller and Escrow Holder the Buyer Approval Notice or, alternatively, written notice of Buyer's disapproval. Failure by Buyer to give the Buyer Approval Notice by the end of the Feasibility Period shall be deemed disapproval, and if Buyer so disapproves or is deemed to disapprove, then Escrow and this Agreement shall terminate, Escrow Holder shall immediately return the Deposit to Buyer without any additional instructions from Seller and all other documents, instruments and monies to the Party which deposited same, and the Parties will have not further obligation to one another.

                     4.3 Access. Seller grants to Buyer and Buyer's agents, employees and consultants a nonexclusive license to enter upon the Property for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other examinations of the Property Buyer deems appropriate. Buyer shall indemnify, defend and hold Seller free and harmless from all loss or liability (including, without limitation, attorneys' fees) arising solely and directly from such activities of Buyer and its agents and employees upon the Property prior to Closing, and from all mechanic's, materialmen's and other liens resulting solely and directly from any such conduct of Buyer and its agents and employees; provided, however, that Buyer shall have no liability for any loss or damage attributable to the acts or omissions of Seller or Seller's agents, employees, invitees or licensees or resulting from latent defects or Hazardous Substances within, on or adjacent to the Property.

           5. Closing; Deposit of Purchase Price.

                     5.1 The Closing shall occur on the Closing Date.

                     5.2 At least one (1) business day before the Closing Date, Buyer shall deposit with Escrow Holder the amount equal to Purchase Price minus the Deposit (the "Purchase Price Balance"), plus Buyer's share of closing costs and prorations as provided in Section 6 below, in immediately available funds.

           6. Closing Costs and Prorations.

                     6.1 Closing Costs. Seller shall pay all recording costs, the cost of a standard CLTA title policy with regional endorsements, and all documentary transfer taxes payable in connection with the purchase and sale of the Property. Buyer shall pay all premiums for the Title Policy not paid by Seller, including additional premiums for an ALTA extended coverage policy and costs of additional endorsements and surveys. Buyer and Seller shall each pay one-half (1/2) of all escrow fees in connection with the purchase and sale of the Property. All other closing costs related to the transaction shall


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be paid by the parties in the manner consistent with customary practice for bulk residential lot sales in the County. Escrow Holder shall notify Buyer and Seller in writing of their respective shares of such costs at least three (3) business days prior to the Closing Date.

                     6.2 Prorations. Real estate taxes and assessments shall be prorated on the basis of the most recent tax statement for the Property as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year. At least five
(5) business days prior to the Closing Date, Escrow Holder shall deliver to Seller and Buyer a tentative proration schedule setting forth a preliminary determination of prorations. If any information needed for the proration of any item is not available, the parties shall re-prorate such item after Closing and payment shall be made promptly to the party entitled thereto. After Closing, Seller shall remain solely responsible for and shall promptly pay before delinquency any real estate taxes and assessments for the Property relating to periods prior to the Closing Date.

           7. Deposits by Seller. No later than one (1) business day prior to the Closing Date, Seller shall deposit with Escrow Holder:

                         (a) The Grant Deed duly executed by Seller,
acknowledged and in recordable form, subject only to the Permitted Exceptions. At Buyer's option, the Deed may include the Assignment of Declarant's Rights.

                         (b) If requested by Buyer, an Assignment of Declarant's
Rights.

                         (c) An Assignment and Bill of Sale in the form attached
hereto as Exhibit D, duly executed by Seller ("Bill of Sale").

                         (d) Seller's Nonforeign Affidavit in the form attached
hereto as Exhibit E, duly executed by Seller ("Nonforeign Affidavit").

                         (e) Such other bills of sale, assignments and other
instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Property to Buyer.

           8. Deposits by Buyer. Prior to the Closing, Buyer shall deposit with Escrow Holder the following:

                         (a) The Purchase Price Balance, plus Buyer's share of
closing costs and cash charges, in immediately available funds.

                         (b) Such other instruments or documents as may be
necessary to effect the sale, assignment, transfer, conveyance and delivery of the Property to Buyer.


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           9. Conditions to Closing.

                     9.1 Conditions to Buyer's Obligations. The Closing and Buyer's obligation to purchase the Property are subject to the satisfaction of the following conditions or Buyer's written waiver of such conditions on or before the Closing Date. Buyer may waive in writing any or all of such conditions in its sole and absolute discretion.

                         (a) Buyer shall have delivered Buyer's Approval Notice.

                         (b) Seller shall have performed all obligations to be
performed by Seller pursuant to this Agreement prior to Closing.

                         (c) Seller's representations, warranties and covenants
set forth herein shall be true and correct as of the Closing.

                         (d) The Title Company shall be committed to issue to
Buyer, as of the Closing Date, the Title Policy.

                         (e) There shall be no moratorium, prohibition or any
other measure, rule, regulation or restriction, including, without limitation, any moratorium on the provision of or hook-up to public utilities, which was not in force as of the date of this Agreement and whose effect would be to preclude any inspections, or the issuance of any building or other permits, or construction, sale and occupancy of single family homes on the Property as contemplated by Buyer.

                         (f) There shall have been no material adverse changes
in the condition of the Property and there shall have been no material adverse changes in the facts or circumstances concerning the Property and existing as of the Feasibility Date.

                     9.2 Conditions to Seller's Obligations. The Closing and Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller's written waiver of such conditions on or before the Closing Date. Seller may waive in writing any or all of such conditions in its sole and absolute discretion.

                         (a) Buyer shall have performed all obligations to be
performed by Buyer pursuant to this Agreement prior to Closing.

                         (b) Buyer's representations and warranties set forth
herein shall be true and correct as of the Closing.

           10. Closing.

                     10.1 Escrow Holder's Actions. Upon the Closing Date, when Escrow Holder holds the items required to be deposited by Seller and Buyer as described above and Escrow Holder is prepared to issue and deliver to Buyer the Title Policy, Escrow


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Holder is instructed and authorized to (i) record the Grant Deed in the Office of County Recorder of the County, (ii) record the Assignment of Declarant's Rights (if any, and if separate from the Grant Deed) in the Office of the County Recorder of the County, (iii) pay any transfer taxes, (iv) instruct the County Recorder to return the Grant Deed and the Assignment of Declarant's Rights (if any) to Buyer, (v) disburse to Seller the Purchase Price Balance less Seller's escrow and cash charges, (vi) disburse from funds deposited by Buyer amounts toward payment of all items chargeable to the account of Buyer hereunder, and disburse the balance of such funds, if any, to Buyer, and (vii) deliver to Buyer the Bill of Sale, the Nonforeign Affidavit and the Title Policy.

                     10.2 Escrow Cancellation Charges. If the Closing does not occur because of the default of a Party, the defaulting Party shall bear all Escrow Cancellation Charges. If the Closing does not occur for any reason other than the default of a Party, then Buyer and Seller shall each pay one-half (1/2) of any Escrow Cancellation Charges. As used herein, "Escrow Cancellation Charges" means all fees, charges and expenses incurred by Escrow Holder or third parties engaged by Escrow Holder, as well as all expenses related to the services of the Title Company in connection with the issuance of the Preliminary Report and other title matters.

                     10.3 Conveyance and Possession. Upon Closing, Seller shall convey title to the Property to Buyer, subject only to the Permitted Exceptions, and Seller shall deliver to Buyer exclusive possession of the Property.

           11. Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer:

                     11.1 Seller owns the Property in fee simple absolute and has good and marketable title to such Property, subject to no liens, claims or encumbrances other than those disclosed in the Preliminary Report. Seller has not alienated, encumbered, transferred, optioned, leased, assigned or otherwise conveyed its interest or any portion of its interest in the Property or any portion thereof except as set forth in the Preliminary Report, nor has Seller entered into any agreement (other than this Agreement) so to do.

                     11.2 Seller is a general partnership duly formed, validly existing and in good standing under the laws of the State of California. Seller has full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and the persons executing this Agreement on behalf of Seller have the right, power and authority to do so.

                     11.3 This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Seller is a


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party or to which Seller is bound. No consent from any third party is required before the Property may be conveyed to Buyer.

                     11.4 The Property is not in violation, nor has been or is currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Property including, but not limited to, soil and groundwater conditions; the Property has not been subject to a deposit of any Hazardous Substance; Seller has not, nor to the best of Seller's knowledge has any third party, used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any Hazardous Substance; to the best of Seller's knowledge, there has been no discharge, migration or release of any Hazardous Substance from, into, on, under or about the Property; and there is not now, nor to the best of Seller's knowledge has there ever been, on or in the Property underground storage tanks or surface impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment.

                     11.5 Seller is not in default under, and Seller has received no notice that any event has occurred which with the giving of notice or the passage of time, or both, would constitute a default under any contract, transaction, bond, agreement, covenant, condition, restriction, lease, easement, encumbrance or instrument pertaining to the Property.

                     11.6 There is no suit, action or arbitration, or legal, administrative, or other proceeding or governmental investigation, formal or informal, including but not limited to eminent domain or condemnation proceeding, proceeding to establish a new assessment district or increase the assessments imposed by an existing assessment district, or zoning change proceeding, pending or threatened in writing, or any judgment, moratorium or other government policy or practice which affects the Property or Buyer's anticipated development of the Property.

                     11.7 There are no lawsuits, claims, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against or affecting Seller or any of the Property nor, to the best of Seller's knowledge, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant and which relate to the Property. There is no action, suit or proceeding pending or, to the best of Seller's knowledge, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

                     11.8 Except as set forth on Exhibit F attached hereto, Seller has made no oral or written commitments or representations to, or understandings or agreements with, any person, firm or entity, any adjoining property owner or any Authority which would in any way be binding on Buyer or would interfere with Buyer's ability to develop and improve the Property with a residential development, and Seller shall not make or enter into any such commitment, representations, understandings or agreements without Buyer's written consent.


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                     11.9 Seller has disclosed to Buyer all information in
Seller's possession or known to Seller concerning the Property.

                     11.10 There are no liens (including without limitation, mechanics' liens), claims, encumbrances, easements, covenants, conditions, restrictions or other matters of record affecting title to the Property which are not disclosed in the Preliminary Report, and except as disclosed in the Preliminary Report, there are no special assessments (whether from an assessment district, facilities district, or otherwise) against the Property nor has Seller received any written notice of any special assessments being contemplated. Seller is not aware of any other assessment districts or areas which are being formed or contemplated.

                     11.11 A final subdivision map subdividing the Property into 75 Lots was recorded in the Official Records of the County on June 11, 1991 in accordance with the Subdivision Map Act of the State of California.

                     11.12 To the best of Seller's knowledge, all grading and other improvement work performed on or in or adjacent to the Property by, through or under Seller has been performed in substantial accordance with the plans and specifications approved by all applicable Authorities, in compliance with all applicable laws, ordinances, and regulations, and in a good and workmanlike manner, and to the best of Seller's knowledge, there are no defects or liens affecting such grading or other improvement work. All improvements on any of the Property comply in all material respects with all applicable requirements of Authorities, and all laws, rules and regulations and building codes in effect as of each Closing Date.

                     11.13 To Seller's knowledge, there are no endangered species or protected natural habitat, flora or fauna located on the Property, nor are there any areas of the Property that are or, under current law, could be designated as wetlands.

                     11.14 Seller has not received any notice from any of Seller's insurance carriers of any defects or inadequacies in the Property, or any portion thereof, which would adversely affect the insurability of the Property or the cost of any such insurance. There are no pending insurance claims with respect to any portion of the Property.

                     11.15 Seller has no knowledge of any seismic safety problems relating to the Property, any recent seismic activity affecting the Property or any active fault bisecting, underlying or adjacent to the Property.

                     11.16 Neither Seller nor any entity or person that directly or indirectly owns or controls Seller is bankrupt or insolvent under any applicable Federal or state standard, or has filed an action for protection or relief under any applicable bankruptcy or creditor protection statute which action has not been dismissed, or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any


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other. Seller and Buyer have negotiated this Agreement at arms-length and the consideration to be paid represents fair value for the assets to be transferred.

                     11.17 Neither this Agreement nor any of the Exhibits hereto, nor any document, certificate, or statement referred to herein or furnished by Seller to Buyer in connection with the transaction contemplated herein (whether delivered prior to, simultaneously with, or subsequent to the execution of this Agreement) contains any untrue statement of material fact or omits to state a material fact in any way concerning the Property or otherwise affecting or concerning the transactions contemplated hereby.

                     All representations, warranties and covenants of Seller in this Agreement are made as of the date of this Agreement and as of the Closing Date and shall survive the Closing and the recordation of the Grant Deed for the lesser of (i) five years from the date hereof, or (ii) three years from the date of the last close of escrow for the sale of a residence constructed within the Property. It shall be a material default hereunder if Seller is unable to make such representations and warranties truthfully as of the Closing Date.

           12. Representations and Warranties of Buyer. Buyer makes the following representations, warranties and covenants to Seller:

                     12.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to do business in the State of California. Subject to Buyer obtaining approval of this Agreement by the Asset Management Committee, Buyer has the right, power and authority to enter into this Agreement and to perform its obligations hereunder, and the person(s) executing this Agreement on behalf of Buyer have the right, power and authority to do so.

                     12.2 Subject to Buyer obtaining approval of this Agreement by the Asset Management Committee, this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally. This Agreement does not violate any provision of any material agreement or document to which Buyer is a party or to which Buyer is bound.

                     All representations and warranties of Buyer in this Agreement are made as of the date of this Agreement and as of the Closing Date, and shall survive the Closing and the recordation of the Grant Deed. It shall be a material default if Buyer is unable to make such representations and warranties truthfully as of the Closing Date.

           13. "As-Is" Sale; Limited Representations and Warranties of Seller. Except as expressly provided in this Agreement, Buyer acknowledges that Seller does not make and has not made any warranties or representations, express or implied, as to the Property's legal, physical and/or financial condition now or in the future, or to the suitability of the Property for Buyer's intended purposes. Buyer expressly acknowledges that no such


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representations have been made except as herein specifically provided.
Furthermore, Buyer confirms, acknowledges and agrees that no officer, director, employee or representative of Seller or Seller's partners makes any express or implied representation or warranty of any kind or nature whatsoever concerning the Property. Except as herein provided, Buyer acknowledges that it is buying the Property in an "As Is" and "with all faults" condition, based solely on Buyer's own studies and investigations and the express representations, warranties and covenants of Seller herein. Buyer further acknowledges, confirms and agrees that any liability with respect of this Agreement and the transactions contemplated herein shall result in the liability of Seller or Seller's general partners only and not any individual officer, director, employee or representative of Seller or Seller's partners. Buyer therefore confirms, acknowledges and agrees that Buyer may seek recourse only against Seller or Seller's general partners for any liability arising out of or in connection with this Agreement and the transactions contemplated hereby.

           14. Matters of Understanding.

                     14.1 Notification by Seller of Certain Matters. During the period prior to the Closing Date, Seller shall promptly advise Buyer in writing of any material adverse change in the condition of the Property, the occurrence of any event or the discovery of any fact which would render any representation or warranty of Seller to Buyer in this Agreement untrue or materially misleading, and any written notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement.

                     14.2 No Encumbrance, Etc. Seller shall not, directly or indirectly, alienate, encumber, transfer, option, lease, assign, sell or convey its interest or any portion of such interest in the Property or any portion thereof so long as this Agreement is in force. Seller shall timely discharge, prior to the Closing, any and all obligations relating to work performed on or conducted at or materials delivered to the Property from time to time by Seller, or at Seller's direction or on its behalf, in order to prevent the filing of any claim or mechanic's lien with respect to such work or materials.

                     14.3 Processing of Approvals; Cooperation. From and after the execution of this Agreement by the Parties, Buyer shall have the right, at Buyer's sole cost and expense, to process all applications, plans, permits, agreements, documents, and other instruments necessary or appropriate as determined in Buyer's sole discretion to obtain all necessary authorizations and entitlements from any applicable Authorities in order to construct single family residences on the Property as contemplated by Buyer and to update the existing improvement plans pertaining to the Property as required by the City (collectively, the "Governmental Approvals"). As a matter of clarification, the foregoing shall not permit Buyer to modify or amend the existing final subdivision map recorded against the Property. Seller shall cooperate, and shall cause its consultants, engineers, contractors, affiliates and lenders and any other persons with an interest in the Property to cooperate, all at no cost to Seller, with Buyer in connection with the processing of the Governmental Approvals, including without limitation, cooperating in the defense of any legal challenge thereto, and executing any maps, applications, permits, filings or other documents which are necessary or appropriate.

                     14.4 Cost Sharing Agreement. Buyer acknowledges that Seller has assumed certain obligations under that certain Paradise Valley Infrastructure Cost Sharing Agreement dated October 20, 1989 ("Cost Sharing Agreement") with Arcadia Homes and Winncrest Development. The Cost Sharing Agreement provides for the completion of all infrastructure, common amenities, landscaping and other similar items on parcels at the Paradise Valley project. Seller shall remain responsible for, and agrees to complete in a timely manner, all of Seller's obligations under the Cost Sharing Agreement, including, without limitation, those obligations pertaining to or affecting the Property. Buyer covenants and agrees to cooperate in, and not to interfere with, the full and complete implementation of the Cost Sharing Agreement.

                     14.5 Street, Water and Sewer Line Reimbursements. Buyer acknowledges that Seller is currently working with the City on reimbursements for increasing the size of the streets and various water and sewer lines in the Paradise Valley project. Any reimbursements for infrastructure, including the water and sewer lines, constructed by or through Seller shall be the sole property of Seller. Buyer agrees, at no cost or expense to Buyer, to cooperate with and assist Seller in obtaining such reimbursements, including, without limitation, applying for such reimbursements in Buyer's name as fee owner of the Property upon Seller's request. Buyer, promptly after receipt, shall deliver such reimbursement payments to Seller if they are received by Buyer after the Closing. Similarly, any reimbursements for infrastructure or other improvements, including water and sewer lines, constructed by or through Buyer shall be the sole property of Buyer, and Seller, promptly after receipt, shall deliver such reimbursement payments to Buyer if they are received by Seller after the Closing.

                     14.6 Transfer of Entitlements. Seller shall cooperate with Buyer and execute, deliver, acknowledge and record such documents, instruments and certificates as Buyer may reasonably require to effect the transfer to Buyer of any entitlements applicable to the Property from the City of Fairfield or any other governmental or quasi-governmental authority or entity.

                     14.7 Confidentiality. The Parties hereto agree that they shall maintain in confidence and not disclose any information regarding this Agreement or the transaction contemplated hereby, including, without limitation, the Purchase Price, without the prior written consent of the other Party to this Agreement. The preceding sentence shall not prevent either Party from disclosing the terms and conditions of this Agreement and any and all information regarding the Property to the Parties' respective consultants, accountants and counsel, and to governmental agencies, such as the Securities Exchange Commission, having jurisdiction over either Party, or as may otherwise be required by law.

                     14.8 Status of Buyer as Declarant; Annexation of Lots. Upon Closing, Seller shall record in the County and deliver to Buyer a certificate, as required under

Section 2.11 of that certain Master Declaration of Covenants, Conditions and Restrictions of Paradise Valley, which was recorded in the Office of the County Recorder of Solano County, State of California, on August 25, 1995, Serial No. 95-51486 ("CC&Rs"), designating Buyer as "Declarant," as defined in the CC&Rs, with respect to the Property, provided, however, that prior to recording such certificate, Seller shall deliver to Buyer an estoppel certificate signed by the Association (as defined in the CC&Rs) stating that there is no default under the CC&R's with respect to the Property or the Association. Buyer will undertake, with Seller's reasonable cooperation, the responsibility of preparing documentation for annexation of the Property under the CC&Rs and taking such other steps, including, without limitation, obtaining from the California Department of Real Estate a Subdivision Public Report pertaining to the sale of Lots within the Property, as Buyer may determine to be necessary or appropriate to effectively develop, market, improve and sell Lots.

                     14.9 Assumption of Liabilities. Upon the terms and subject to the conditions contained in this Agreement, Buyer shall assume, effective as of Closing, the rights and obligations of Seller arising from and after the Closing under those documents to be set forth on Exhibit G by the Parties prior to the Feasibility Date.

                     14.10 Recreational Facility. Pursuant to that certain Development Agreement dated August 11, 1988, as amended, including, without limitation, that certain Second Amendment dated November 3, 1994 (collectively, the "Development Agreement"), Seller is obligated to construct a recreational facility (the "Facility") for the use and benefit of the Paradise Valley development, including, without limitation, the Property, upon the issuance of a building permit for the 351st dwelling unit in the Paradise Valley development (exclusive of any building permits for the NCROC project). Seller hereby agrees to construct the Facility in accordance with the Development Agreement. Buyer agrees to provide Seller with quarterly reports indicating the number of closings in any given quarter to facilitate Seller's compliance with this requirement.

                     14.11 Bonds. Immediately after Closing, Buyer shall deliver to the City or the County, as applicable, bonds issued by a surety on behalf of Buyer ("Buyer's Bonds"), in the same amounts and for the same purposes as those landscaping bonds set forth on Exhibit H attached hereto ("Forecasts's Bonds") previously posted by The Forecast Group, L.P. ("Forecast"), and Buyer shall use its good faith diligent efforts to cause, within 90 days after the Closing, the City or the County, as applicable, to accept Buyer's Bonds in place of Forecast's Bonds and to release Forecast's Bonds. The foregoing obligation of Buyer is an accommodation to Seller and shall in no way impose any liability on Buyer in favor of Forecast.

           15. Indemnities.

                     15.1 Indemnities of Buyer. Buyer agrees that it will protect, indemnify, defend, and hold Seller harmless from and against all actions, causes of action, suits, claims, costs, losses, penalties, damages, liabilities and expenses of any kind whatsoever, including reasonable attorneys' fees ("Claims"), based upon or arising out of: (i) any personal injury or property damage occurring on or about the Property after the Closing Date or in connection with Buyer's or its agents' or independent contractors' access to the Property prior to the Closing Date; (ii) the construction and/or sale of residences on the Property by Buyer; and (iii) Buyer's ownership, improvement or operation of the Property after the Closing Date, but in all events, excluding any Claims to the extent arising from or related to the acts or omissions of Seller, Forecast, any entities related to Seller or Forecast, or the agents, employees, invitees or licensees of Seller or Forecast, or from latent defects or Hazardous Substances within, on or adjacent to the Property and existing prior to the Closing Date, or which are the subject of Seller's indemnification below.

                     15.2 Indemnities of Seller. Seller agrees that it will protect, indemnify, defend and hold Buyer harmless from and against all Claims based upon or arising out of: (i) any personal injury or property damage occurring on or about the Property prior to the Closing Date (except those resulting from Buyer's access to the Property prior to the Closing Date); (ii) any liability or obligation which Buyer is not obligated to assume under this Agreement; (iii) the breach of any representation or warranty of Seller set forth in this Agreement, and (iv) any loss or liability pertaining to, or resulting from, the drainage system installed on the Tooby property, which is adjacent to the eastern edge of the Property, including, without limitation, any stoppage of construction on, or sales of, the Lots caused by such drainage system or by any action or inaction by any governmental or quasi-governmental agency with respect to such drainage system.

                     16. Damage or Destruction. If any damage or destruction to any of the Property occurs prior to Closing, Seller shall immediately give Buyer written notice of such damage or destruction, and Buyer shall have the option, exercisable within ten (10) days thereafter either to (i) terminate the Escrow, in which case Escrow Holder shall immediately return all documents, instruments and monies to the Party which deposited the same and if the Deposit has been released to Seller, Seller shall immediately return the Deposit to Buyer, or
(ii) accept the Property in its condition at that time, and receive an assignment of all of Seller's rights to any insurance proceeds payable by reason of such damage or destruction, with a reduction in the Purchase Price in the amount of any insurance deductibles. If Buyer elects to proceed under clause
(ii) above, Seller shall not compromise, settle or adjust any such insurance claims without Buyer's prior written consent.

                     17. Condemnation. If prior to the Closing all or any portion of the Property is subject to an actual or threatened taking by a public authority, by the power of eminent domain or otherwise, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after Buyer's receipt of written notice of such taking, either to (i) terminate the Escrow, in which case Escrow Holder shall immediately return all documents, instruments and monies to the Party which deposited the same, and if the Deposit has been released to Seller, Seller shall immediately return the Deposit to Buyer, or (ii) accept the Property in its then condition, and receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent.

           18. Remedies.

                     18.1 If Seller defaults hereunder, or the Closing does not occur by reason of Seller's default hereunder which is not cured within ten (10) days after Seller first has knowledge of such default, then Buyer shall be entitled to pursue any remedies to which Buyer may be entitled under this Agreement, at law and/or in equity, including without limitation the right to specifically enforce this Agreement, to record a notice of pendency of action against any of the Property and/or to pursue an action for damages.

                     18.2 BUYER AND SELLER AGREE THAT IN THE EVENT THE CLOSING FAILS TO OCCUR BECAUSE OF BUYER'S DEFAULT, BREACH OR FAILURE TO PERFORM (NOT DUE TO SELLER'S WRONGFUL ACTS OR OMISSIONS OR SELLER'S BREACH) HEREUNDER, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, SUCH DAMAGES INCLUDING COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER UPON BUYER'S DEFAULT, OPPORTUNITY COSTS IN KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. ACCORDINGLY, BUYER AGREES THAT UPON BUYER'S RECEIPT OF NOTICE OF SUCH DEFAULT OR BREACH FROM SELLER, WHICH NOTICE SHALL SPECIFY THE BREACH IN DETAIL, AND FAILURE BY BUYER TO CURE SAID BREACH, DEFAULT OR FAILURE TO PERFORM WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF SUCH NOTICE, AND CLOSING FAILS TO OCCUR BECAUSE OF SUCH BREACH, DEFAULT OR FAILURE TO PERFORM, SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, AS SELLER'S SOLE REMEDY IN THE EVENT OF ANY SUCH MATERIAL BREACH OR DEFAULT BY BUYER HEREUNDER.

Initials of Buyer: /s/DK                            Initials of Seller: /s/PJB

                     19. Real Estate Brokerage Commission. Upon the Closing, Buyer shall pay to Ray Goodson of Landcastle Real Estate and Financial Services and Fred Harris of Marlin Land Sales (collectively, "Brokers") a total commission equal to 3% of the Purchase Price pursuant to a separate agreement between Buyer and Brokers. Seller and Buyer each represents and warrants to the other that, except as described in the immediately preceding sentence, it has not dealt with or been represented by any brokers or finders in connection with the purchase and sale of the Property. Each Party shall indemnify and hold the other free and harmless from and against all costs and liabilities including, without limitation, attorneys' fees and the costs and expenses of litigation, for causes of action or proceedings which may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying Party in connection with this transaction. The Parties further agree that no broker shall be a party to or a third party beneficiary of this Agreement or the Escrow, and that no consent of any broker shall be necessary for any agreement, amendment or document with respect to the transaction contemplated by this Agreement.

           20. Miscellaneous.

                     20.1 Assignment. The Parties shall not be entitled to assign this Agreement and their respective rights and obligations hereunder without obtaining the other Party's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, each Party shall be entitled to assign this Agreement and its rights and obligations hereunder without obtaining the other Party's prior written consent to any entity which is a subsidiary, parent or subsidiary of a parent of the assigning Party, provided that the assigning Party shall not be released from its obligations hereunder by reason of such assignment or delegation without the other Party's written consent.

                     20.2 No Modifications. No addition to or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by both Seller and Buyer.

                     20.3 Construction of Agreement. Each Party and attorneys for each Party have participated in the drafting and preparation of this Agreement. Therefore, the provisions of this Agreement shall not be construed in favor of or against either Party, but shall be construed as if both Parties equally prepared this Agreement.

                     20.4 Headings. The paragraph headings herein are used for the purpose of convenience only and shall not be deemed to limit the subject of the sections or paragraphs of this Agreement or be considered in their construction. Unless otherwise specifically referring to another instrument or document, references to "Sections" and "Subsections" refer to the Sections and Subsections of this Agreement.

                     20.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                     20.6 Time of the Essence. Time is of the essence of each and every provision of this Agreement. Unless business days are expressly provided for, all references to "days" herein shall refer to consecutive calendar days. If the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended to the next day which is not a Saturday, Sunday or federal, state or legal holiday.

                     20.7 Successors and Assigns. Subject to the provisions of
Section 20.1, all of the provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties.

                     20.8 Further Assurances. Each of the Parties shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Seller shall cooperate with Buyer by executing such documents and providing to Buyer or the appropriate regulatory agency such items as Buyer or the appropriate regulatory agency may reasonably request, and Seller shall cooperate under any covenants, conditions and restrictions affecting the Property so as to facilitate Buyer's development of the Property, provided such cooperation entails no material additional cost or expense to Seller.

                     20.9 No Waiver. The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

                     20.10 Severability. If any provision of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Agreement shall not be affected thereby and shall remain in force and effect to the full extent permissible by law.

                     20.11 Gender and Number. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another, unless the context requires otherwise.

                     20.12 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and shall supersede all prior and contemporaneous agreements, representations, negotiations and understandings of the Parties, oral or written. The foregoing sentence shall in no way affect the validity of any instrument executed by the Parties in the form of the exhibits attached to this Agreement.

                     20.13 Incorporation of Recitals and Exhibits. All recitals set forth in and exhibits to this Agreement are incorporated herein by this reference.

                     20.14 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by the other Party. Counterparts may be delivered by facsimile provided that original executed counterparts are delivered to the recipient on the next business day following the telefacsimile transmission.

                     20.15 Attorneys' Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party therein shall be entitled to recover its attorneys' fees and costs from the losing party.

                     20.16 Notices. Any notice to be given hereunder to either Party or to Escrow Holder shall be in writing and shall be given either by personal delivery (including express or courier service), or by facsimile with confirmation of delivery, or by registered or certified mail, with return receipt requested, postage prepaid and addressed as follows:

           To Seller:
                               Paradise Valley Communities No. 1
                               c/o HomeFed Communities, Inc.
                               529 East South Temple
                               Salt Lake City, Utah  84102
                               Attention:  Paul J. Borden
                               Telephone: 801/521-5400
                               Fax:       801/521-1060 and 212/598-3194

      With copies to:
                               K. Michael Garrett, Esq.
                               Pillsbury, Madison & Sutro LLP
                               101 West Broadway, Suite 1800
                               San Diego, California  92101-8083
                               Telephone: 619/234-5000
                               Fax:       619/236-1995

            To Buyer:
                               Richmond American Homes of California, Inc.
                               2280 Diamond Boulevard, Suite 500
                               Concord, California  94520
                               Attention: Mr. Drew Kusnick
                               Telephone: 925/687-1812
                               Fax:       925/687-4175

      With copies to:
                               M.D.C. Holdings, Inc.
                               3600 South Yosemite, Suite 900
                               Denver, Colorado  80237
                               Attention: Carol Raznick, Esq.
                               Telephone: 303/773-1100
                               Fax:       303/773-2320
              and to:
                               Sidley & Austin
                               555 West Fifth Street
                               40th Floor
                               Los Angeles, California  90013
                               Attention: George M. Means, Esq.
                               Telephone: 213/896-6000
                               Fax:       213/896-6600

    To Escrow Holder:
                               Chicago Title Company
                               604 Empire Street
                               Fairfield, California  94533
                               Attention: Terri Piper
                               Telephone: 707/427-2700
                               Fax:       707/425-4810

                     Any Party may, by written notice to the others and to Escrow Holder, designate a different address which shall be substituted for the one specified above. Any such notice shall be deemed to have been delivered upon its receipt or upon the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery.

                     20.17 Relationship of Parties. The Parties agree that their relationship is that of Seller and Buyer, respectively, and that nothing contained herein shall make either Party the fiduciary of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the Parties, including without limitation a joint venture or partnership, nor is either Party granted any right or authority to assume or create any obligation or responsibility on behalf of the other Party, nor shall either Party be in any way liable for any debt of the other.

                     20.18 Survival. The representations and warranties of the Parties contained herein shall survive the Closing and the delivery of the Grant Deed for the lesser of (i) five years from the date hereof, or (ii) three years from the date of the last close of escrow for the sale of a residence constructed within the Property. The agreements, covenants and indemnities of the Parties herein which are meant to be performed or satisfied after Closing, shall survive the Closing and the delivery of the Grant Deed.

                     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                       SELLER:

                       PARADISE VALLEY COMMUNITIES NO. 1,
                       a California general partnership

                       By: HomeFed Communities, Inc.,
                           a California corporation
                       Its: General Partner

                            By:  /s/ Paul J. Borden
                                 -----------------------------------

                            Its:  President
                                 -----------------------------------

                            By:
                                 -----------------------------------

                            Its:
                                 -----------------------------------

                       RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation


                       By:   /s/ Drew Kusnick
                             -----------------------------------

                       Its:  President
                             -----------------------------------

Exhibit A -          Real Property
Exhibit B -          Grant Deed
Exhibit C -          Hazardous Substances
Exhibit D -          Assignment & Bill of Sale
Exhibit E -          Nonforeign Affidavit
Exhibit F -          Exclusions to Representations
Exhibit G -          Assumption Documents
Exhibit H -          Landscaping Bonds

                          ACCEPTANCE BY ESCROW HOLDER:

Chicago Title Company hereby acknowledges that it has received a fully executed counterpart of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions ("Agreement") and agrees to act as Escrow Holder under the Agreement and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

                                  CHICAGO TITLE COMPANY


Dated:                            By:
      ------------------              -----------------------------------

                                  Its:
                                       -----------------------------------

                                    EXHIBIT A
                                  REAL PROPERTY

All that real property situated in the City of Fairfield, County of Solano, State of California, described as follows:

Lots 1 through 75, as shown on that certain map entitled: "Final Map of Paradise Valley North Unit No. 3, being all of Parcel 4 as shown on the Parcel Map filed in Book 34 of Parcel Maps, Page 8, Solano County Records", filed June 11, 1991 in the Office of the Recorder of Solano County in Book 60 of Maps, at Page 82, Solano County Records, and as amended by that certain Certificate of Correction for Subdivisions recorded September 23, 1991 in Book 1991 as Instrument No. 1991-00069160, Solano County Records.

APN's: 167-511-010 through 060; 167-511-080 through 340; 167-512-010 through
200; 167-513-010 through 140; 167-514-010 through 080

                                    EXHIBIT B
                                   GRANT DEED

RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Richmond American Homes of
California, Inc.
2280 Diamond Boulevard, Suite 500
Concord, California  94520
Attention:  Mr. Drew Kusnick
-------------------------------------------------------------------------------

The undersigned grantor declares:
Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended

County of Solano
-------------------------------------------------------------------------------

                                   GRANT DEED

           FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PARADISE VALLEY COMMUNITIES NO. 1, a California general partnership ("Grantor") hereby grants to RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation ("Grantee"), that certain real property ("Property") in the City of Fairfield, County of Solano, State of California, which is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference.

           IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the _____ day of ________________, 1998.

                       PARADISE VALLEY COMMUNITIES NO. 1,
                       a California general partnership

                       By:   HomeFed Communities, Inc.,
                             a California corporation
                       Its:  General Partner


                            By:
                                 -----------------------------------
                            Its:
                                 -----------------------------------

                            By:
                                 -----------------------------------
                            Its:
                                 -----------------------------------

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF _________  )

           On ______________, 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________ and _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is) (are) subscribed to the within instrument and acknowledged to me that (he) (she) (they) executed the same in (his) (her) (their) authorized capacity(ies), and that by (his)
(her) (their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

           WITNESS my hand and official seal.


                                         -----------------------------------
                                         Notary Public in and for said State

Document No. ________________

Recorded ____________________, 1998

                     STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER (PURSUANT TO SECTION 11932 OF THE CALIFORNIA REVENUE AND TAXATION CODE)

TO:    Recorder
       County of Solano

                     Request is made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor: PARADISE VALLEY COMMUNITIES NO. 1, a California general partnership

Grantee: RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation

         The property described in the accompanying document is located in the County of Solano.

         The amount of tax due on the accompanying document is $__________.

    XX               Computed on full value of property conveyed.
---------
                     Or computed on full value, less liens and encumbrances
                     remaining at the time of sale.
---------


                                        ---------------------------------
                                        (Signature of Declarant or Agent)


                                        ---------------------------------
                                        (Firm Name)


Note: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

                                    EXHIBIT C

                              HAZARDOUS SUBSTANCES

                     The term "Hazardous Substance" as used in this Agreement shall include, without limitation, any substance, chemical, compound or mixture which is (or which contains or is the decomposition product of any substance, chemical compound, or mixture which is):

                     (1) a "Hazardous Substance", "Hazardous Material", "Hazardous Waste", or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq., or the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq.;

                     (2) an "Extremely Hazardous Waste", a "Hazardous Waste", or a "Restricted Hazardous Waste", under ss.ss. 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed or identified pursuant to ss.ss.25140 or 44321 of the California Health and Safety Code;

                     (3) a "Hazardous Material", "Hazardous Substance", "Hazardous Waste", "Toxic Air Contaminant", or "Medical Waste" under ss.ss. 25281, 25316, 25501, 25501.1, 25023.2 or 39655 of the California Health and
Safety Code;

                     (4) "Oil" or a "Hazardous Substance" listed or identified pursuant to ss.311 of the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, as well as any other hydrocarbonic substance or by-product;

                     (5) listed or defined as a "Hazardous Waste", "Extremely Hazardous Waste", or an "Acutely Hazardous Waste" pursuant to Chapter 11 of Title 22 of the California Code of Regulations;

                     (6) listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to ss. 25249.8(a) of the California Health and Safety Code;

                     (7) a material which due to its characteristics or interaction with one or more other substances, chemical compounds, or mixtures, damages or threatens to damage, health, safety, or the environment, or is required by any law or public agency to be remediated, including remediation which such law or public agency requires in order for the property to be put to any lawful purpose;

                     (8) any material the presence of which would require remediation pursuant to the guidelines set forth in the State of California Leaking Underground Fuel Tank Field Manual, whether or not the presence of such material resulted from a leaking underground fuel tank;

                     (9) pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss.136 et seq.;

                     (10) asbestos, PCBs, and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.;

                     (11) any radioactive material including, without limitation, any "source material", "special nuclear material", "by-product material", "low-level wastes", "high-level radioactive waste", "spent nuclear fuel" or "transuranic waste", and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 et seq., the Nuclear Waste Policy Act, 42 U.S.C. ss.ss. 10101 et seq., or pursuant to the California Radiation Control Law, California Health and Safety Code ss.ss. 25800 et seq.

                     (12) industrial process and pollution control wastes, whether or not "hazardous" within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.;

                     (13) regulated under the Occupational Safety and Health Act, 29 U.S.C. ss.ss.651 et seq., or the California Occupational Safety and Health Act, California Labor Code ss.ss. 6300 et seq.; and/or

                     (14) regulated under the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq. or pursuant to Division 26 of the California Health and Safety Code.

                                    EXHIBIT D

                            ASSIGNMENT & BILL OF SALE

                     This ASSIGNMENT AND BILL OF SALE (this "Bill of Sale") is made as of ___________, 1998 by PARADISE VALLEY COMMUNITIES NO.1, a California general partnership ("Assignor"), in favor of RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation ("Assignee"), pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, by and between Assignor and Assignee, dated _______, 1998 (the "Agreement"), concerning that certain real property located in the City of Fairfield, County of Solano, State of California and more particularly described on Exhibit A attached hereto and incorporated herein (the "Property").

                     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, conveys, grants, delivers, transfers and assigns to Assignee, all of Assignor's right, title and interest, free of any encumbrance or lien, in, to and under all assets, rights and/or materials used, owned or held in connection with the use, management, development or enjoyment of the Property, including, without limitation: (i) any and all personal property in, on, or related to the Property, (ii) all entitlements, permits, approvals, subdivision agreements and other agreements relating to the development of the Property, (iii) all plans, specifications, maps, surveys, drawings, reports and studies relating to the Property and its development, (iv) all development rights benefitting the Property, and (v) all rights to receive a reimbursement, credit or refund of any deposits or fees paid in connection with the development of the Property.

                     Seller agrees that it will, at any time and from time to time upon written request therefor, execute and deliver to Buyer any new or confirmatory instruments and do and perform any other acts which Buyer may reasonably request in order to fully transfer possession and control of, and protect the rights of Buyer in, all the assets of Seller intended to be transferred and assigned hereby.

                     The provisions of this Assignment shall be binding upon and shall inure to the benefit of the successors and assigns of Assignor and Assignee, respectively.

                      PARADISE VALLEY COMMUNITIES NO. 1,
                      a California general partnership


                      By:  HomeFed Communities, Inc.,
                           a California corporation
                      Its: general partner


                      By:
                           -----------------------------------
                      Its:
                           -----------------------------------


                      By:
                           -----------------------------------
                      Its:
                           -----------------------------------

                                    EXHIBIT E

                              NONFOREIGN AFFIDAVIT

                     Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by PARADISE VALLEY COMMUNITIES NO.1., a California general partnership ("Transferor"), the undersigned certifies the following on behalf of
Transferor:

                     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                     2. Transferor's U.S. employer identification number is ____________; and

                     3. Transferor's office address is
__________________________________.

                     Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete. I further declare that I have authority to sign this document on behalf of Transferor.

Dated:  _______________, 1998     PARADISE VALLEY COMMUNITIES NO. 1,
                                  a California general partnership



                                  By:     HomeFed Communities, Inc.,
                                          a California corporation
                                  Its:    general partner


                                  By:
                                       -----------------------------------
                                  Its:
                                       -----------------------------------


                                  By:
                                       -----------------------------------
                                  Its:
                                       -----------------------------------

                                    EXHIBIT F

                    EXCLUSIONS FROM SELLER'S REPRESENTATIONS

                                    EXHIBIT G

                              ASSUMPTION DOCUMENTS




To be attached by the parties prior to the Feasibility Date

                                    EXHIBIT H

                                LANDSCAPING BONDS